CONTACT:

Mark Trinske

Vice President, Investor Relations

(734) 997-4910

PROQUEST COMPANY ANNOUNCES LEADERSHIP APPOINTMENTS

AT INFORMATION AND LEARNING

ANN ARBOR, Mich., October 10, 2005 – ProQuest Company (NYSE: PQE), a leading publisher of information and education solutions, has made senior management appointments at its Information and Learning business segment.

Ron Klausner – president of ProQuest Information and Learning, and acting president of Voyager Expanded Learning – has been appointed to the position of president of ProQuest Education Businesses, effective immediately. All ProQuest Company K-12 businesses, including Voyager Expanded Learning, Reading A-Z, SIRS, eLibrary, CultureGrams and ExploreLearning will be managed by Mr. Klausner. Ron will continue to report to Alan Aldworth, ProQuest Company’s chairman and chief executive officer.

Since joining the company in 2003, Mr. Klausner was responsible for improving the results of the higher education and news businesses across Information and Learning’s global library markets. Mr. Klausner also expanded ProQuest’s presence in the K-12 market through acquisitions.

“I am excited to take on this new role of president of all ProQuest education businesses. I believe the growth of the education businesses is fundamental to our success, and I am committed to the success of ProQuest Company and to Voyager’s mission of ensuring that all children live full and productive lives without being hampered by illiteracy or lack of basic skills,” said Mr. Klausner.

Also today, David “Skip” Prichard – senior vice president, Information and Learning Global Sales – has been appointed to the position of president, Higher Education and Library Businesses for Information and Learning, effective immediately. Mr. Prichard will also report directly to Alan Aldworth.

Mr. Prichard came to ProQuest in April 2003. Prior to joining ProQuest, he was with LexisNexis from 1995 until 2003 where he held a number of senior management positions. Mr. Prichard holds a Juris Doctor degree from the University of Baltimore School of Law, and a Bachelor’s degree in Political Science from Towson University.

“What first attracted me to ProQuest was the company’s ability to provide a vast wealth of materials to students and scholars in fields from fine arts to nursing to business.

-more-

ProQuest Company Announces Leadership Appointments at Information And Learning, Page 2 of 3

I am delighted to continue the development of these and other solutions, and build upon Ron Klausner’s legacy of customer focus, leadership, and execution,” said Mr. Prichard.

“Skip Prichard’s strong focus on customer needs, proven track record of delivering results, and motivational team leadership style will serve him well in his new post,” said Alan Aldworth, chairman and chief executive officer of ProQuest Company.

The company also announced that Scott Hirth, currently chief financial officer at Information and Learning, has been named to replace Skip Prichard and has been appointed senior vice president of Global Sales reporting to Mr. Prichard. This new assignment will leverage Scott’s strong business knowledge and his leadership skills. So that he can support the financial activities associated with the successful close of the company’s fiscal year, Mr. Hirth’s transition will be gradual.

“Today’s leadership appointments align proven executives with our most important priorities,” said Aldworth.

ProQuest Company will continue to report the financial results of Business Solutions and Information and Learning as consolidated business segments in its quarterly and annual filings with the SEC.

About ProQuest Company

ProQuest Company (NYSE: PQE) is based in Ann Arbor, Mich., and is a leading publisher of information and education solutions. We provide products and services to our customers through two business segments: Information and Learning and Business Solutions. Through our Information and Learning segment, which primarily serves the education market, we collect, organize and publish content from a wide range of sources including newspapers, periodicals and books. Our Business Solutions segment is primarily engaged in the delivery in electronic form of comprehensive parts and service information to the automotive market. Its products transform complex technical data, like parts catalogs and service manuals, into easily accessed electronic information. For the world's automotive manufacturers and their dealer networks, ProQuest also secures business-to-business information and retail performance management services. ProQuest Company was recently named one of the nation’s 200 best small companies by Forbes magazine, and one of the 100 fastest growing technology companies in the United States by Business 2.0 magazine.

Forward-Looking Statements

Some of the statements contained herein constitute forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors you should specifically consider include, but are not limited to: increased debt level due to the acquisition of Voyager Learning, changes in customer demands or industry standards, adverse economic conditions, loss of key personnel, litigation, decreased library and educational funding/budgets, the ability to successfully integrate the Voyager Learning acquisition, the ability to successfully close and integrate other acquisitions, demand for ProQuest's products and services, success of ongoing product development, maintaining acceptable margins, ability to control costs, the impact of federal, state and local regulatory requirements on ProQuest's business, including K-12 and higher education, and automotive, the impact of competition and the uncertainty of economic conditions in general, the ability to successfully attract and retain customers, sell additional products to existing customers, and win new business due to changes in technology, the ability to maintain a broad customer base to avoid dependence on any one single customer,

-more-

ProQuest Company Announces Leadership Appointments at Information And Learning, Page 3 of 3

K-12 enrollment and demographic trends, the level of educational funding, the level of education technology investments, the company’s ability to obtain OEM data access agreements, the company's ability to obtain financing, global economic conditions, financial market performance, and other risks listed under “Risk Factors” in our regular filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “projects”, “intends”, “prospects”, “priorities”, or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. We undertake no obligation to update any of these forward-looking statements.

###